Exhibit 99.1

Washington Federal, Inc.

425 Pike Street

Seattle, WA 98101

Contact:  Cathy Cooper

(206) 777-8246

Wednesday, April 20, 2005

FOR IMMEDIATE RELEASE

Washington Federal’s Earnings Per Share Increase 13% ; The Company is Reviewing its Accounting for Derivatives

SEATTLE – Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal Savings, today announced earnings of $36,333,000 or $.42 per diluted share for the quarter ended March 31, 2005, compared to $32,520,000 or $.37 per diluted share for the same period one year ago, a 13.5 % increase.  Return on assets improved to 1.92% from 1.73% for the quarters ended March 31, 2005 and March 31, 2004, respectively.  Return on equity also improved in the period, from 12.04% last year to 12.68% in the quarter just ended.

Chief Executive Officer Roy M. Whitehead commented, “Loan demand and quality continued to be very strong, capital strengthened once again, and we were able to absorb a sizable increase in interest expense related to Fed tightening over the last nine months.  This was a solid quarter for the Company”.

Increased earnings over the same quarter one year ago were attributable primarily to growth in the loan portfolio of $609 million or 12.4% from March 31, 2004.  Total interest income increased by 8%, or $8,352,000, which more than offset a 25%, or $5,388,000, increase in interest expense paid on customer accounts.  Interest expense on borrowed funds declined by 15% or $3,231,000 from the same quarter last year. The Company’s efficiency ratio increased slightly to 18.84% for the six months ended March 31, 2005, compared to 18.36% for the same period last year. This increase was due to a one-time expense of $1,225,000 related to the amortization of leasehold improvements that brings the Company into conformity with a recent

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clarification of the accounting standard for leases.  The Company now amortizes leasehold improvements over the shorter of the original lease term excluding option periods, or the expected useful life of the improvements.

Earnings for the six months ended March 31, 2005 were $72,591,000 or $.83 per diluted share, compared to $65,343,000 or $.75 per diluted share for the same period one year ago, a 10.7 % per share increase.

On April 15, 2005, Washington Federal paid a cash dividend of $.19 per share to common stockholders of record on April 1, 2005.  This was the Company’s 89th consecutive quarterly cash dividend.

During the quarter the Company opened two new branches; one in Las Vegas, Nevada and another in Klamath Falls, Oregon.

The Company also announced that in response to a comment letter from the Securities and Exchange Commission (SEC), it is reviewing its accounting for derivatives, which consist solely of forward contracts to purchase mortgage-backed securities.  At March 31, 2005, the Company had $50 million notional amount of forward contracts to purchase mortgage-backed securities outstanding, which represents 0.66% of total assets.  Specifically, the SEC is questioning whether the Company’s documentation of its derivatives was sufficient to meet the requirements of Statement of Financial Accounting Standards No. 133 and Emerging Issues Task Force Topic D-102.  As of the date of this release, this matter has not yet been resolved and discussions with the SEC are ongoing.  However, if the Company is required to change its accounting and restate its financial statements to reflect changes in the fair value of these derivatives directly into income, the Company estimates that the cumulative impact on net income from October 1, 2000 through March 31, 2005 would be to decrease net income by $3,810,000 or 0.62% of cumulative net income of $615,306,000 for the same period.  The estimated impact of such a restatement, if required, would affect reported net income for fiscal years September 30, 2004, 2003, 2002, 2001 as well as for the six months ended March 31, 2005 as set forth in the table below (such amounts have not been reviewed by the Company’s auditor and consequently are estimates and subject to revision).

	Fiscal Years Ended September 30,				Six Months Ended
	2001	2002	2003	2004	3/31/2005

Net Income as previously reported	$117,464,000	$148,384,000	$144,999,000	$131,868,000	$72,591,000

Potential derivatives adjustment	13,862,000	(1,469,170)	(3,941,039)	(7,971,845)	(4,290,000)

Adjusted Net Income	$131,326,000	$146,914,830	$141,057,961	$123,896,155	$68,301,000

% Change	11.80%	-0.99%	-2.72%	-6.05%	-5.91%

Washington Federal Savings, with headquarters in Seattle, Washington, has 121 branches in seven western states.

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WASHINGTON FEDERAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(UNAUDITED)

	March 31, 2005	September 30, 2004
	(In thousands, except per share data)
ASSETS
Cash and cash equivalents	$527,278	$508,361
Securities purchased under agreements to resell	—	200,000
Available-for-sale securities, including mortgage-backed securities of $780,597	1,153,204	899,525
Held-to-maturity securities, including mortgage-backed securities of $107,159	144,219	156,373
Securitized assets subject to repurchase, net	88,346	110,607
Loans receivable, net	5,429,741	4,982,836
Interest receivable	31,647	29,832
Premises and equipment, net	61,900	63,049
Real estate held for sale	6,444	8,630
FHLB stock	81,453	137,274
Intangible assets	58,315	58,939
Other assets	5,912	13,779
	$7,588,459	$7,169,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Customer accounts
Savings and demand accounts	$4,687,448	$4,569,245
Repurchase agreements with customers	35,141	41,113
	4,722,589	4,610,358
FHLB advances	1,200,000	1,200,000
Other borrowings	400,000	100,000
Advance payments by borrowers for taxes and insurance	20,907	25,226
Federal and state income taxes	46,132	62,081
Accrued expenses and other liabilities	49,320	51,352
	6,438,948	6,049,017
Stockholders’ equity
Common stock, $1.00 par value, 300,000,000 shares authorized; 103,939,918 and 103,821,846 shares issued; 86,707,298 and 86,547,557 shares outstanding	103,940	94,383
Paid-in capital	1,237,599	1,161,627
Accumulated other comprehensive income, net of taxes	4,466	17,107
Treasury stock, at cost; 17,232,620 and 17,274,289 shares	(206,170)	(206,666)
Retained earnings	9,676	53,737
	1,149,511	1,120,188
	$7,588,459	$7,169,205
CONSOLIDATED FINANCIAL HIGHLIGHTS
Stockholders’ equity per share	$13.26	$12.94
Stockholders’ equity to total assets	15.15%	15.62%
Weighted average rates at period end
Loans and mortgage-backed securities*	6.16%	6.17%
Investment securities**	3.46	3.01
Combined loans, mortgage-backed securities and investment securities	5.80	5.62
Customer accounts	2.37	1.96
Borrowings	4.74	4.96
Combined cost of customer accounts and borrowings	2.97	2.62
Interest rate spread	2.83	3.00

*      Includes securitized assets subject to repurchase

**   Includes municipal bonds at tax equivalent yields and cash equivalents

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WASHINGTON FEDERAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended March 31,		Six Months Ended March 31,
	2005	2004	2005	2004
	(In thousands, except per share data)
INTEREST INCOME
Loans and securitized assets subject to repurchase	$90,321	$82,388	$177,206	$164,783
Mortgage-backed securities	12,422	12,379	25,256	24,113
Investment securities and cash equivalents	8,291	7,915	16,115	16,468
	111,034	102,682	218,577	205,364

INTEREST EXPENSE
Customer accounts	26,622	21,234	50,514	42,871
FHLB advances and other borrowings	18,941	22,172	37,195	44,591
	45,563	43,406	87,709	87,462

Net interest income	65,471	59,276	130,868	117,902
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	65,471	59,276	130,868	117,902

OTHER INCOME
Gain (loss) on securities, net	495	(659)	559	(122)
Other	3,747	2,981	6,262	5,549
	4,242	2,322	6,821	5,427

OTHER EXPENSE
Compensation and fringe benefits	8,733	7,789	17,067	15,349
Occupancy	3,124	1,869	4,960	3,673
Other	2,107	1,824	3,916	3,620
	13,964	11,482	25,943	22,642
Gain (loss) on real estate acquired through foreclosure, net	581	127	799	252
Income before income taxes	56,330	50,243	112,545	100,939
Income taxes	19,997	17,723	39,954	35,596
NET INCOME	$36,333	$32,520	$72,591	$65,343

PER SHARE DATA
Basic earnings	$.42	$.38	$.84	$.76
Diluted earnings	.42	.37	.83	.75
Cash dividends	.19	.18	.38	.36

Weighted average number of shares outstanding, including dilutive stock options	87,464,540	87,231,366	87,452,362	87,132,216

PERFORMANCE RATIOS
Return on average assets	1.92%	1.73%	1.94%	1.73%
Return on average stockholders’ equity	12.68%	12.04%	12.76%	12.19%

Net interest margin	3.55%	3.26%	3.60%	3.25%

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